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                                                              EXHIBIT 99.(j)(2)

                                INDEPENDENT AUDITORS' CONSENT



The Board of Trustees and Shareholders:
ING Investors Trust

We consent to the references to our firm under the headings "Other Information about the Portfolios" as relates to the Lifestyle Portfolios and "More Information" as relates to the Evergreen Portfolios in the Prospectuses and "Independent Auditors" in the Statements of Additional Information.


                                       /s/ KPMG LLP


Los Angeles, California
May 3, 2004